UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2025 (the “Effective Date”), Plug Power Inc. (the “Company”) entered into a Release Event License Agreement (the “License Agreement”) with Walmart Inc. (“Walmart”) pursuant to which, upon the occurrence of certain specified events (each, a “Release Event”), the Company has agreed to grant Walmart a contingent, limited-use license to access and use certain escrowed GenKey System-related materials. The Company will retain all intellectual property rights in and to the escrowed materials and GenKey System, and Walmart may only use the escrowed materials for internal GenKey System maintenance purposes at its facilities solely upon a Release Event.

Pursuant to the License Agreement, the Company will place certain software, documentation, and related materials associated with the GenKey system into escrow for Walmart’s benefit. The License Agreement also establishes a framework under which the Company will use commercially reasonable efforts to identify and qualify alternative stack suppliers, and under limited circumstances provides Walmart with conditional rights related to stack sourcing, subject to restrictions. Walmart will be entitled to certain compensation from the Company for costs incurred by Walmart to sustain industrial truck operational capabilities under certain circumstances.

Walmart will pay the Company a one-time initial license fee upon confirmation of the escrow deposit and an annual license fee in the absence of a Release Event. In the event of a Release Event, Walmart will pay the Company an increased annual license fee plus an additional increased one-time fee.

The License Agreement includes mutual indemnification and limitation of liability provisions.

Pursuant to the License Agreement, Walmart irrevocably agreed to terminate the Transaction Agreement, dated July 20, 2017, between the Company and Walmart, pursuant to which the Company had issued to Walmart a warrant to purchase up to 55,286,696 shares of the Company's common stock (the "Warrant"), and to forfeit all vested portions of the Warrant. The unvested portions of the Warrant were cancelled and accordingly, no shares of common stock will become issuable by the Company in connection with the Warrant, eliminating potential future dilution of up to 42,192,479 shares of the Company’s common stock. As of the Effective Date, 34,554,185 shares subject to the Warrant had vested and 7,638,294 shares remained unvested.

The License Agreement shall commence on the Effective Date and will continue for 15 years unless earlier terminated by the Company or Walmart. Either party may terminate the License Agreement upon certain material uncured breaches that remain uncured for 60 days after written notice.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Release Event License Agreement, dated as of December 30, 2025, by and between Plug Power Inc. and Walmart Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of the License Agreement have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: January 6, 2026	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer